                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                  STROUDS, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

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                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                       CITY OF INDUSTRY, CALIFORNIA 91748

                                  June 2, 2000

To Our Stockholders:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Strouds, Inc. (the "Company") which will be held on Wednesday, July 12, 2000, at 10:00 a.m., local time, at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California. All stockholders of record at the close of business on May 19, 2000 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

    The Annual Meeting will be held to: (a) elect seven directors to the Company's Board of Directors to serve until the annual meeting of stockholders in the year 2001 and until their successors are duly elected and qualified,
(b) ratify the appointment of independent public accountants for the fiscal year ending on March 3, 2001, and (c) transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

    We hope you will attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                          Sincerely,

                                          [SIGNATURE]Charles R. Chinni
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 STROUDS, INC.
                            780 SOUTH NOGALES STREET
                       CITY OF INDUSTRY, CALIFORNIA 91748

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2000

                            ------------------------

    The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of
Strouds, Inc. (the "Company") will be held on Wednesday, July 12, 2000, at 10:00 a.m., local time, at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California to:

    1. elect seven directors to the Company's Board of Directors to serve until the annual meeting of stockholders in the year 2001 and until their successors are duly elected and qualified;

    2. ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending on March 3, 2001; and

    3. transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

    Stockholders of record at the close of business on May 19, 2000 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for the ten days prior to the Annual Meeting at Strouds, Inc., 780 South Nogales Street, City of Industry, California.

    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED THEREIN AND VOTE FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, HOWEVER, PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                          By Order of the Board of Directors

                                          [SIGNATURE]Charles R. Chinni
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

City of Industry, California
June 2, 2000

                                 STROUDS, INC.

                                ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2000

                             ---------------------

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Strouds, Inc. ("Strouds" or the "Company") from the holders of its outstanding shares of common stock, par value $0.0001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders to be held on Wednesday, July 12, 2000 (the "Annual Meeting") to:

    1. elect seven directors to the Company's Board of Directors to serve until the annual meeting of stockholders in the year 2001 (the "2001 Annual Meeting") and until their successors are duly elected and qualified;

    2. ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending on March 3, 2001; and

    3. transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

    The Company's principal executive offices are located at 780 South Nogales Street, City of Industry, California 91748, telephone (626) 912-2866. A copy of the Company's fiscal 1999 Annual Report to Stockholders and this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about June 2, 2000. The Company defines its fiscal year as the period in which most of the business activity occurs (e.g., the year ending February 26, 2000 is referred to as fiscal 1999).

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone (212) 269-5550, to assist in the solicitation of proxies with respect to the shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $4,000, plus expenses.

VOTING PROCEDURES

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

    You have three choices on each of the matters to be voted upon at the Annual Meeting. Concerning the election of directors, by checking the appropriate box on your proxy card you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or
(c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

Concerning the approval of independent public accountants, by checking the appropriate box on your proxy card you may: (a) vote "For" the item; (b) vote "Against" the item; or (c) "Abstain" from voting on the item. The effects of abstentions and votes against certain matters are discussed further below.

    Stockholders may vote by either (a) completing and returning the enclosed proxy card prior to the Annual Meeting, (b) voting in person at the Annual Meeting, or (c) submitting a signed proxy card at the Annual Meeting.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (a) delivering written notice of revocation to the Secretary of the Company at 780 South Nogales Street, City of Industry, California, 91748,
(b) submitting a later dated proxy, or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating such person to act on your behalf.

    Each unrevoked proxy card properly signed and received prior to the close of the Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR items 1 and 2 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the Annual Meeting.

    If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter (except for the election of directors in which case such abstention has no effect) and broker non-votes will have no effect.

    The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on May 19, 2000, will constitute a quorum.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

    Stockholders of record at the close of business on May 19, 2000 are entitled to vote at the Annual Meeting. At that date, 7,146,221 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote. In all matters other than the election of directors, the affirmative vote of a majority of the shares of Common Stock that are represented in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve each matter. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

                            ------------------------

               The date of this Proxy Statement is June 2, 2000.

                                 PROPOSAL NO. 1
                ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

GENERAL INFORMATION--ELECTION OF DIRECTORS

    Pursuant to the Company's Bylaws and resolutions adopted by the Company's Board of Directors, the Company currently has seven directors. Directors are elected at the Annual Meeting and will serve until the 2001 Annual Meeting and until each respective successor shall have been duly elected or appointed.

    In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any substitute nominee selected by the current Board of Directors. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors. Management has no reason to believe, at this time, that the persons named herein will be unable or will decline to serve if elected, and each nominee has informed the Company that he will serve if elected.

NOMINEES FOR ELECTION AS A DIRECTOR

    The following table sets forth the name of, and certain information with respect to, the seven persons nominated by the Company at the Annual Meeting:

                                         DIRECTOR
NAME                            AGE       SINCE          POSITIONS CURRENTLY HELD WITH THE COMPANY
----                          --------   --------   ----------------------------------------------------
Charles R. Chinni (1).......     56        1997     Chairman of the Board of Directors, President and
                                                    Chief Executive Officer
Wilfred C. Stroud...........     74        1979     Founder, Chairman Emeritus and Director
Larry R. Bemis (2)..........     55        1997     Director
Dale D. Achabal (3).........     54        1997     Director
Marco F. Weiss (1)(3).......     69        1997     Director
Marshall S. Geller (1)(2)...     61        1998     Director
Robert M. Menar.............     62        1999     Director, Chief Operating Officer and Secretary

--------------------------

(1) Member of Executive Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

    The following is a biographical summary of the experience of the nominees for directors to the Company's Board of Directors:

    CHARLES R. CHINNI: On July 7, 1997, Mr. Chinni joined Strouds as its President, Chief Executive Officer and a director on the Board of Directors.
Mr. Chinni has served as the Chairman of the Board of Directors of the Company since February 28, 1999. Prior to joining Strouds, Mr. Chinni was Executive Vice-President of Merchandising for Kmart Corporation, a discount retailer, from May 1995 to November 1995. Prior to his employment at Kmart Corporation,
Mr. Chinni spent over 30 years with Macy's culminating with the position of President--Merchandising for the combined Macy's companies before the sale of Macy's to Federated Department Stores in 1995.

    WILFRED C. STROUD: Since February 28, 1999, Mr. Stroud has served as the Founder, Chairman Emeritus and a director on the Company's Board of Directors. Prior to that time, Mr. Stroud served as Chairman of the Board of Directors and a director of the Company since founding Strouds in 1979. Mr. Stroud also served as Chief Executive Officer from the inception of the Company through May 1994 and as President of the Company from 1979 to May 1991. Mr. Stroud serves as a consultant to C.H.F. Industries, Inc., a supplier of merchandise to various retailers, including the Company. Prior to founding

Strouds, from 1956 to 1979, Mr. Stroud was employed by the Broadway Division of Carter--Hawley Hale where he spent eight years as a Divisional Merchandise Manager.

    LARRY R. BEMIS: Mr. Bemis was appointed a director to the Company's Board of Directors effective June 1, 1997. Mr. Bemis is a partner in the Newport Beach law firm of Millar, Hodges & Bemis, specializing in business, income and estate tax planning, real estate and corporate law. Prior to forming Millar, Hodges and Bemis, Mr. Bemis was a partner at Witter and Harpole, in Newport Beach, where he began his law practice in 1973. Prior to joining Witter and Harpole, Mr. Bemis was a revenue agent and appellate conferee with the Internal Revenue Service in Los Angeles. Mr. Bemis provides certain legal services to the Company. See "Certain Transactions--Other Relationship."

    DALE D. ACHABAL: Dr. Achabal was appointed a director to the Company's Board of Directors effective June 1, 1997. Dr. Achabal has been the L.J. Skaggs Distinguished Professor since 1987 and an Associate Dean in the Leavey School of Business since 1997 at Santa Clara University where he has taught since 1980 and Director of the Retail Management Institute since 1997. Dr. Achabal also serves on the Advisory Board of Active Research, Blue Martini and Digital Impact.
Dr. Achabal is also a member of the Information Technology Council of the National Retail Federation since 1992 and the Editorial Board of the JOURNAL OF RETAILING since 1982. Dr. Achabal is a consultant to a variety of retail organizations in the United States, Europe and Asia Pacific in the areas of strategic market planning and developing advanced decision support systems.

    MARCO F. WEISS: Mr. Weiss was elected to the Company's Board of Directors on June 1, 1997. Mr. Weiss is currently a consultant in international business transactions specializing in the Russian economy. From 1995 to 1999, Mr. Weiss maintained an office with the Goldman & Kagon Law Corporation providing consulting services in international business transactions. From 1991 to 1994, Mr. Weiss served as Chairman of ECONT, a Russian-American Joint Venture. From 1991 to 1994, Mr. Weiss served as Vice-Chairman and Chief Operating Officer of the Marvol Group, a diversified Russian company with a global presence dealing, among other things, in manufacturing and the merchandising of consumer products. From 1992 to 1995, Mr. Weiss also practiced as a consultant specializing in U.S. law in the United Kingdom. Prior to relocating abroad, Mr. Weiss was a partner in a number of Los Angeles law firms and specialized in capital formation and securities transactions.

    MARSHALL S. GELLER: Mr. Geller was appointed a director to the Company's Board of Directors on July 24, 1998. Since 1995, Mr. Geller has been the Chairman of the board of directors, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc., a company involved in merchant banking and investment advising, since its formation in November 1995. From 1991 to 1995, Mr. Geller was the Senior Managing Partner and Founder of Golenberg & Geller, Inc., a merchant banking investment company. From 1967 to 1988, Mr. Geller was the Senior Managing Director for Bear Stearns & Company.
Mr. Geller currently serves as a director of Hexcel Corporation, Players International, Inc., Value Vision International, Inc., Ballantyne of
Omaha, Inc., iMALL Inc., and Cabletel Communications Corporation.

    ROBERT M. MENAR: Mr. Menar was appointed a director to the Company's Board of Directors on January 26, 2000. Mr. Menar served as a consultant to the Company from August 1997 to August 1999 before he joined the Company as Chief Operating Officer. From 1995 to August 1999, Mr. Menar served as the President, Chief Executive Officer and Founder of R.M. Menar & Associates, Inc., a management consulting firm focused on mergers, consolidations and operational turnarounds. From October 1993 to October 1995, Mr. Menar served as Corporate Executive Vice President of Operations for Broadway Stores, Inc., formerly Carter Hawley Hale Stores, Inc. From April 1993 to October 1993 and from
January 1990 to April 1993, Mr. Menar was the Corporate Senior Vice President and Chief Executive Officer--Information Services Division of Broadway Stores, Inc, respectively. Mr. Menar has served as a director of The Institute of Retail Management, California University at Los Angeles, an advisory board member of the University of California, Irvine, graduate school of business administration and a member of the Research Board New York and Nation Federation of Retailers UPC/EDI Industry Standards Board.

COMPENSATION OF DIRECTORS

    The Company provides for the grant to each non-employee director, as of the date that such non-employee director is initially elected to the Board of Directors, of non-qualified stock options to purchase 10,000 shares of Common Stock of the Company. Annual grants of non-qualified stock options to purchase 10,000 shares of Common Stock are provided at the time of re-election. These options have a term of ten years, an exercise price of 100% of the fair market value of a share of Common Stock on the date the options are granted and will become exercisable in four cumulative 25% installments on each successive one year anniversary of the date the option is granted. The Company pays each director who is neither an employee of the Company nor associated with one of the Company's principal stockholders a $2,000 fee for each meeting of the Company's Board of Directors attended and, if not held in conjunction with a regular Board of Directors meeting, a $1,000 fee for each Board of Directors committee meeting attended. The Company also reimburses all directors for all expenses incurred in connection with their activities as directors.

    Messrs. Bemis, Achabal and Weiss in fiscal year 1997, and Messrs. Geller and Richard F. Clayton, a former director of the Company who resigned effective as of April 1, 2000, in fiscal year 1998, were awarded stock options to purchase 10,000 shares of Common Stock under the Company's Second Amended and Restated 1994 Equity Participation Plan. Messrs. Bemis, Achabal and Weiss in fiscal year 1998 were awarded stock options to purchase 5,000 shares of Common Stock under the Company's Second Amended and Restated 1994 Equity Participation Plan. Messrs. Achabal, Bemis, Clayton, Geller and Weiss in fiscal year 1999 were awarded stock options to purchase 10,000 shares of Common Stock under the Company's Second Amended and Restated 1994 Equity Participation Plan. These awards vest in 25% installments over the first four years following the original date of grant.

    Mr. Stroud retired on February 27, 1999. For three fiscal years thereafter, he will serve as the Chairman Emeritus of the Board of Directors and in such capacity, will consult with the other members of the Board of Directors and the management of the Company. During such three year period, Mr. Stroud's compensation will consist of his full base salary, an automobile allowance and personal and spousal health benefits which are comparable to those provided to the executive officers of the Company. After such three year period, Mr. Stroud will receive payments from the Company in an amount of $120,000 per year for the rest of his life. After his death, Mr. Stroud's wife will receive payments from the Company in an amount of $50,000 per year and will also receive health benefits for the rest of her life.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

BOARD OF DIRECTORS

    The Board of Directors of the Company met six times during fiscal year ended February 26, 2000. During that fiscal year, attendance at the Board of Directors meetings averaged 94% and attendance at committee meetings of the Board of Directors averaged 97%. No incumbent directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which they served.

AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is presently comprised of Messr. Bemis. Mr. Bemis serves as the chair of the Audit Committee. Mr. Clayton was a member of the Audit Committee until his registration on April 1, 2000. As directed by the Board of Directors, the functions of the Audit Committee include
(a) reviewing and monitoring the Company's financial reports and accounting practices, (b) annually recommending to the Board of Directors for appointment by the Board of Directors independent public accountants as auditors of the books, records and accounts of the Company, (c) reviewing the scope of audits made by the independent public accountants and (d) receiving and reviewing the audit reports submitted by the independent public accountants and taking such action in respect of such reports as the Audit Committee deems appropriate. During the fiscal year ended
February 26, 2000, the Audit Committee held two meetings.

COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors is presently comprised of Messrs. Weiss, Achabal and Geller. Mr. Weiss serves as the chair of the Compensation Committee. As directed by the Board of Directors, the functions of the Compensation Committee include ensuring that the officers and management personnel of the Company are compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive, and administering the following benefit plans (as such plans may be amended from time to time) of the Company: Stock Option Plan for Executive and Key Employees; Second Amended and Restated 1994 Equity Participation Plan; and 1994 Employee Qualified Stock Purchase Plan. During the fiscal year ended February 26, 2000, the Compensation Committee held five meetings.

EXECUTIVE COMMITTEE

    The Executive Committee of the Board of Directors is presently comprised of Messrs. Chinni, Weiss and Geller. Mr. Chinni chairs the Executive Committee. As directed by, and between meetings of, the Board of Directors, the function of the Executive Committee is to exercise the authority and power of the Board of Directors to manage the Company's business and affairs, except for certain duties specifically reserved to the full Board of Directors in the Company's Bylaws. During the fiscal year ended February 26, 2000, the Executive Committee held five meetings.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        EACH OF THE DIRECTORS NOMINATED
                          TO THE BOARD OF DIRECTORS AS
                          SET FORTH IN PROPOSAL NO. 1.

                                 PROPOSAL NO. 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG LLP as the Company's independent public accountants for the fiscal year ending March 3, 2001. KPMG LLP has been the Company's independent public accountants since fiscal year 1987. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement and answer questions. This appointment is being submitted for ratification at the Annual Meeting. If the appointment is not ratified, the appointment will be reconsidered by the Board of Directors, although the Board of Directors will not be required to appoint different independent public accountants for the Company.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                     OF THE APPOINTMENT OF KPMG LLP AS THE
                  COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR
                      THE FISCAL YEAR ENDING MARCH 3, 2001
                        AS SET FORTH IN PROPOSAL NO. 2.

                  EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL

    The executive officers and certain key personnel of the Company as of June 1, 2000 are as follows:

NAME                                  AGE                            POSITION
----                                --------   ----------------------------------------------------
EXECUTIVE OFFICERS:
Charles R. Chinni.................     56      Chairman of the Board of Directors, President and
                                                 Chief Executive Officer
Wilfred C. Stroud.................     74      Founder, Chairman Emeritus and Director
Robert M. Menar...................     62      Director, Chief Operating Officer and Secretary
Harry Brown.......................     53      Executive Vice President--General Merchandise
                                                 Manager
Denise Marsicano..................     45      Senior Vice President--Stores
Gary A. Van Wagner................     37      Vice President--Chief Financial Officer

KEY PERSONNEL:
Donna J. Aidekman.................     40      Vice President--Divisional Merchandise Manager
Carolyn A. Bush...................     44      Vice President--Home Services
Norman L. Goldman.................     49      Vice President--Merchandising for Outlet Stores
Jacki C. Hampton..................     40      Vice President--Real Estate Planning and
                                                 Construction
Jayne K. Hayes....................     43      Vice President--Stores
Richard L. Stanton................     51      Vice President--Management Information Systems
Tracey E. Stein...................     34      Vice President--Stores
Robert F. Valone..................     33      Vice President--Divisional Merchandise Manager

    In addition to Messrs. Chinni, Stroud and Menar whose biographies appear under "Proposal 1--Election of Directors to the Board of Directors," the following is a biographical summary of the experience of the executive officers and certain key personnel of the Company:

    HARRY BROWN: Mr. Brown joined the Company as Executive Vice President--General Merchandise Manager of the Company in November 1999. Prior to joining Strouds, Mr. Brown served as Vice Chairman and Chief Merchandising Officer of Stage Stores, Inc. from 1997 to December 1998. From 1995 to 1997,
Mr. Brown was Executive Vice President--Merchandising and Marketing of Office Depot. Mr. Brown also served as Executive Vice President--Merchandising/Marketing/Planning/Allocation from 1994 to 1995, Senior Vice President--General Merchandise Manager from 1991 to 1994 and Vice President--General Merchandise Manager from 1989 to 1991 of Marshall's.

    DENISE MARSICANO: Ms. Marsicano was named Senior Vice President of the Company in September 1999. Ms. Marsicano also served as Vice President--Stores of the Company from 1993 to August 1999. Ms. Marsicano served as the Company's Regional Store Manager from 1989 to 1993 and the Store Manager from 1988 to 1989. Prior to joining Strouds, Ms. Marsicano was employed by Bloomingdales from 1976 to 1988 where she held the position of Buyer.

    GARY A. VAN WAGNER: Mr. Van Wagner was named Vice President--Chief Financial Officer of the Company in December 1999. Mr. Van Wagner joined the Company in January 1998 as Corporate Controller. Prior to joining Strouds,
Mr. Van Wagner served as Controller for Reddi Brake Supply Company, Inc., a distributor of parts to the automotive after-market, from October 1996 to January 1998. From October 1995 to October 1996, he was a business consultant. Prior to that he served an aggregate of eight years with Standard Brands Paint Company, Inc., where he was Vice President/Controller from August 1993 to October 1995. Standard Brands underwent a voluntary re-organization under the United States Bankruptcy Code in 1992.

    DONNA J. AIDEKMAN: Ms. Aidekman was named Vice President--Divisional Merchandise Manager of the Company in March 1998. She has also served as the Company's Director of Merchandising--Fashion Bedding from December 1995 to March 1998, Director of Merchandising--Bedding and Juvenile from August 1988 to November 1995, Regional Store Manager from March 1988 to August 1988, and Store Manager from April 1984 to March 1988. Before joining Strouds, Ms. Aidekman was employed by J.W. Robinson's, a department store, as a department manager and assistant buyer.

    CAROLYN A. BUSH: Ms. Bush joined Strouds in January 1996 as Vice President--Home Services. Prior to joining Strouds, Ms. Bush served as Vice President of Lease and Cost Divisions for Broadway Stores Inc., formerly Carter-Hawley Hale, from June 1994 through December 1995. From March 1992 through May 1994, she served as Executive Vice President and Chief Operating Officer for East-West Floor Covering, Inc., a small floor covering company specializing in operating lease departments within department stores. Prior to this time, Ms. Bush served as Divisional Vice President of Lease and Home Services, with Broadway Stores, Inc. Ms. Bush was with Broadway Stores, Inc. for an aggregate of eleven years.

    NORMAN L. GOLDMAN: Mr. Goldman has served as Vice President--Merchandising for Outlet Stores of the Company since January 2000. Mr. Goldman has also served as the Company's Director of Merchandising--Outlet Stores from October 1995 to December 1999. Prior to joining Strouds, Mr. Goldman served as Vice President of Merchandising of Three D Departments, Inc., a linen specialty store chain, from November 1989 to August 1995. From July 1979 to October 1989, Mr. Goldman served as President and Co-Founder of Linens Plus, a chain of eight discount linen and domestic stores in Phoenix, Arizona.

    JACKI C. HAMPTON: Ms. Hampton has served as Vice President--Real Estate Planning and Construction of the Company since April 2000. Ms. Hampton also served as the Company's Director--Store Construction and Development from July 1995 to March 2000, Manager--Store Planning from September 1987 to June 1995, Store Manager from November 1985 to August 1987 and Assistant Store Manager from September 1984 to October 1985. Prior to joining Strouds, Ms. Hampton was employed by Three D Departments, Inc., a linen specialty store chain, as Store Manager from February 1984 to August 1984 and by Bullocks, a department store, as an Area Manager from 1981 to January 1984.

    JAYNE K. HAYES: Ms. Hayes has served as Vice President--Stores of the Company since February 2000. Ms. Hayes also served as the Company's District Manager--Full Line Stores from July 1997 to January 2000. Prior to joining Strouds, Ms. Hayes was employed by Richard Honquest Fine Furnishings as a Sales Consultant from June 1996 to June 1997. From September 1995 to May 1996,
Ms. Hayes served as Business Manager for ABCO Movers, a local delivery company. Ms. Hayes was also employed by Pier 1 Imports, a chain of specialty stores, as Regional Manager from December 1992 to August 1995, Regional Operations Director from June 1991 to November 1992, and Store Manager/Training Manager from February 1987 to May 1991.

    RICHARD L. STANTON: Mr. Stanton has served as Vice President--Management Information Systems of the Company since March 1999. From November 1996 to February 1999, Mr. Stanton was an Information Systems Management Consultant associated with R.M. Menar & Associates, a management information systems consulting firm. During that time, from December 1997 to February 1999, he worked as a consultant to Strouds in Management Information Systems. From 1989 to 1996, Mr. Stanton served as Divisional Vice President of Services Marketing for Broadway Stores, Inc., formerly Carter Hawley Hale Stores, Inc. Mr. Stanton was with Broadway Stores, Inc. in management systems development for an aggregate of sixteen years.

    TRACEY E. STEIN: Ms. Stein has served as Vice President--Stores of the Company since February 2000. Ms. Stein has also served as the Company's District Manager--Full Line Stores from March 1995 to January 2000, Store Manager from November 1990 to February 1995, Assistant Store Manager from May 1990 to October 1990 and Management Trainee from July 1989 to April 1990. Prior to joining Strouds,

Ms. Stein was employed by Bloomingdales, a division of Federated Department Stores, as Assistant Buyer from November 1987 to May 1989.

    ROBERT F. VALONE: Mr. Valone has served as the Vice President--Divisional Merchandise Manager of the Company since November 1999. Mr. Valone has also served as the Company's Director of Merchandising--Basic Bedding from May 1999 to November 1999. Prior to joining Strouds, Mr. Valone served as the Divisional Vice President of Merchandise from November 1997 to April 1999 and the Buyer from September 1995 to October 1997 of Pacific Linen, a regional specialty store chain. From July 1993 to August 1995, Mr. Valone was a Buyer for Broadway Stores, Inc., formerly Carter Hawley Hale Stores, Inc. Mr. Valone has also served as Buyer from November 1990 to June 1993 and as Assistant Buyer from July 1998 to October 1990 of The May Department Stores, a chain of department stores.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table belows sets forth certain compensation information concerning the Company's Chief Executive Officer, its former Chief Executive Officer and its other Most highly compensated current executive officer (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended February 26, 2000:

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                  ANNUAL COMPENSATION           ------------
                                          -----------------------------------      SHARES         OTHER
                                           FISCAL                                UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR     SALARY ($)     BONUS ($)   OPTIONS (#)       ($)(1)
---------------------------               --------   ----------     ---------   ------------   ------------
Charles R. Chinni (2)...................    1999       538,750       195,000(3)   1,225,000       45,769(5)
 Chairman of the Board of Directors,        1998       387,692       175,000(4)     100,000       65,909(6)
 President, Chief Executive Officer, and    1997       222,116            --        300,000       29,642(7)
 Director

Wilfred C. Stroud.......................    1999       204,000        20,400(3)          --           --
 Founder, Chairman Emeritus and             1998       204,000            --         12,500        9,100(9)
 Director                                   1997       204,000            --         45,834(8)    29,246(9)

Robert M. Menar (10)....................    1999       188,462            --        250,000           --
 Director, Chief Operating Officer and
 Secretary

Harry Brown (11)........................    1999        92,308            --        200,000           --
 Executive Vice President--
 General Merchandise Manager

Denise Marsicano........................    1999       150,846        46,944(3)          --           --
 Senior Vice President--Stores              1998       135,000        15,000(4)       9,000           --
                                            1997       130,000            --         40,000(12)        --

Gary Van Wagner (13)....................    1999       106,163        12,771(3)      25,000           --
 Vice President--Chief Financial Officer

Douglas C. Felderman (15)...............    1999        57,567        80,000(3)          --           --
 Senior Vice President--Finance,            1998       183,077            --         45,000           --
 Chief Financial Officer and Secretary      1997       138,076            --         55,000(14)        --

--------------------------

(1) Perquisites less than $50,000 or 10% of the total of annual salary and bonus are not disclosed.

(2) Mr. Chinni joined the Company to serve as its President and Chief Executive Officer in July 1997. The salary reported for fiscal year 1997 reflects compensation received for a partial year.

(3) Reflects bonus received during fiscal year ended February 26, 2000 for services rendered during fiscal year ended February 27, 1999.

(4) Reflects bonus received during fiscal year ended February 27, 1999 for services rendered during fiscal year ended February 28, 1998.

(5) Includes $38,769 relating to housing and travel expenses and $7,000 representing an automobile allowance paid to Mr. Chinni by the Company.

(6) Includes $58,909 relating to housing and travel expenses and $7,000 representing an automobile allowance paid to Mr. Chinni by the Company.

(7) Includes $25,200 relating to relocation and travel expenses and $4,442 representing an automobile allowance paid to Mr. Chinni by the Company.

(8) Of these options, only 12,500 represent new grants in fiscal 1997 and 33,334 represent the options that were repriced in May 1997.

(9) The Company contributed $235 to the Company's 401(k) plan on behalf of Mr. Stroud for the fiscal year ended February 28, 1998. The Company is a party to 'split dollar' life insurance agreements with a trust established by Mr. Stroud under which the trust pays the portion of the premiums attributable to the death benefit under life insurance policies insuring the lives of Mr. Stroud and his spouse and owned by the trust, and the Company pays the balance of the premiums. Upon the termination of the agreements or the deaths of Mr. Stroud and his spouse, all premiums previously advanced by the Company under the policies are required to be repaid by the trust. Included in the amounts shown for Mr. Stroud in fiscal year 1997 are $29,011, representing the value of the premium payments by the Company in such years, projected on an actuarial basis assuming that Mr. Stroud retires at age 75 and the agreements are then terminated, and assuming an interest rate equal to the Company's then incremental borrowing rate. Mr. Stroud's retirement was effective February 28, 1999 and the value of the premiums paid in 1998 equaled $9,100.

(10) Mr. Menar joined the Company in August 1999. The salary reported for fiscal year 1999 reflects compensation received for a partial year.

(11) Mr. Brown joined the Company in November 1999. The salary reported for fiscal year 1999 reflects compensation received for a partial year.

(12) Of these options, only 12,650 represent new grants in fiscal 1997 and 27,350 represent the options that were repriced in May 1997.

(13) Mr. Van Wagner's total annual salary and bonus did not exceed $100,000 for fiscal years 1998 and 1997.

(14) Of these options, only 45,550 represent new grants in fiscal 1997 and 9,450 represent the options that were repriced in May 1997.

(15) Mr. Felderman resigned as an officer of the Company, effective May 27, 1999.

OPTION GRANTS DURING FISCAL YEAR ENDED FEBRUARY 27, 1999

    The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended February 26, 2000, including information as to the potential realizable value of such options at assumed annual rates of stock price appreaciation for the ten year option terms:

                                                INDIVIDUAL GRANTS
                            ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF     PERCENT OF TOTAL                                 AT ASSUMED ANNUAL RATES
                              SHARES     OPTIONS GRANTED TO                              OF STOCK PRICE APPRECIATION
                            UNDERLYING      EMPLOYEES IN       EXERCISE                      FOR OPTION TERM(1)
                             OPTIONS     FISCAL YEAR ENDED     PRICE PER    EXPIRATION   ---------------------------
NAME                         GRANTED     FEBRUARY 26, 2000       SHARE         DATE         5% ($)        10% ($)
----                        ----------   ------------------   -----------   ----------   ------------   ------------
Charles R. Chinni.........    225,000               --        $      1.50    04-15-09             --             --
                              100,000               --        $      2.16    10-20-09             --             --
                              900,000             63.2%       $      2.06    01-26-10     $1,515,510     $3,840,601
Wilfred C. Stoud..........          0              0.0%               N/A         N/A              0              0
Robert M. Menar...........    250,000             12.9%       $      1.06    08-09-09        167,050        423,338
Harry Brown...............    200,000             10.3%       $      2.38    11-01-09        298,725        757,028
Denise Marsicano..........          0              0.0%               N/A         N/A              0              0
Gary Van Wagner...........     25,000              1.3%       $      2.06    01-26-10         32,435         82,197
Douglas C. Felderman......     30,000              1.5%       $      2.00    03-01-09         37,734         95,625
All Optioness.............  1,938,000            100.0%       $1.06-$2.38    03-01-09      2,291,087      5,806,064
                                                                             01-26-10
All stockholders (2)......        N/A              N/A                N/A         N/A      8,776,721      22,24,935
All optionees as a
 percent of All
 Stockholders Gain........        N/A              N/A                N/A         N/A           26.1%          26.1%

--------------------------

(1) The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. In the above table, the Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) These amounts represent the appreciated value which common stockholders would receive at the hypothetical five and ten percent rates based on the market value of Common Stock outstanding at or near the option grant dates.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED FEBRUARY 26, 2000 AND FISCAL
  YEAR END OPTION VALUES

    The following table sets forth certain information regarding options exercised during fiscal year 1999 and options outstanding at February 26, 2000 for the Named Executive Officers:

                                                                     NUMBER OF SHARES                  VALUE OF
                                                                  UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                                        OPTIONS AT                    OPTIONS AT
                                                                   FEBRUARY 26, 2000 (#)       FEBRUARY 26, 2000 ($)(1)
                             SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                           ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   --------------   -----------   -------------   -----------   -------------
Charles R. Chinni..........          --                --         275,000       1,350,000      $190,650      $1,030,800

Wilfred C. Stroud..........          --                --          26,904          31,430        24,404          21,430

Robert M. Menar............          --                --              --         250,000            --         421,750

Harry Brown................          --                --              --         200,000            --          75,000

Denise Marsicano...........          --                --          30,894          18,106        29,729          11,952

Gary Van Wagner............          --                --           4,000          31,000         2,750          21,300

Douglas C. Felderman.......      15,980            10,510              --              --            --              --

--------------------------

(1) Amount represents the difference between the aggregated exercise prices of unexercised options and a closing price of $2.75 per share of the Common Stock as reported on the Nasdaq Stock Market on February 25, 2000, the last trading day in fiscal year 1999.

EMPLOYMENT AGREEMENTS

    On July 7, 1997, Mr. Chinni and the Company entered into an employment agreement (the "1997 Agreement"). Subsequently, on May 20, 1998, the Company and Mr. Chinni amended and restated the original 1997 Agreement (the "1998 Agreement"). On October 20, 1999 (the "Commencement Date"), the Company and
Mr. Chinni further amended and restated the 1998 Agreement (the "1999 Agreement"), which expires on February 28, 2003. Pursuant to the terms of the 1999 Agreement, Mr. Chinni shall serve as the Company's Chairman of the Board of Directors, President and Chief Executive Officer and the Company will pay
Mr. Chinni an annual base salary equal to $600,000 effective as of July 1, 1999, provided, that, the Company will reevaluate Mr. Chinni's salary on each anniversary of the Commencement Date. At the end of fiscal year 1999, subject to pre-determined improvements of the Company's financial performance, Mr. Chinni is eligible to receive certain specified cash bonus amounts. Such amounts shall not exceed $212,500 in cash. Effective as of March 1, 2000, the Compensation Committee will establish certain performance objectives and will provide for payment of a cash bonus to Mr. Chinni for each fiscal year in an amount at least 50% of his then current base annual salary if such performance objectives for Mr. Chinni are achieved. The 1999 Agreement further provides that as of the date of employment, Mr. Chinni was granted options for the purchase of
(i) 100,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant and (ii) an additional 900,000 shares of Common Stock at the fair market value as of the date the Company's stockholders approve the Second Amended and Restated 1994 Plan. Additionally, the 1999 Agreement provides for the Company to reimburse Mr. Chinni for certain travel, out-of-pocket business and attorney expenses and to provide Mr. Chinni with medical, hospital, surgical, disability, accidental death, travel and/or life insurance coverage.

    The Company is entitled to terminate Mr. Chinni's employment upon the expiration of the term of the 1999 Agreement, death, disability, "for cause" (e.g., neglect of duties, breach of covenants, failure to correct employment deficiency, fraud, embezzlement, or acceptance of bribe or kickback), an event of bankruptcy, reorganization or similar circumstances or "without cause" (reasons other than for his death, disability, or for cause). Mr. Chinni may terminate his employment with the Company for a reason other than a "good reason" upon 60 days' written notice and at any time for a "good reason". "Good reason" includes the occurrence of any of the following circumstances: (i) the assignment to Mr. Chinni of any duties which are materially inconsistent with his position in the Company held on the Commencement Date or any other action that results in a material diminution in his position, duties or responsibilities, (ii) the relocation of the Company's offices at which Mr. Chinni is principally employed on the Commencement Date to a location outside the greater Los Angeles metropolitan area; (iii) the Company's material breach of the provisions of the 1999 Agreement; (iv) the Company's reduction of Mr. Chinni's base salary, except for across-the-board salary reductions; (v) the removal of Mr. Chinni from the position of President or Chief Executive Officer; (vi) the failure of Mr. Chinni to be elected to the Board, as Chairman; or (vii) the removal of Mr. Chinni from the position of Chairman of the Board once he is elected to such office. In the event of a (i) termination by the Company due to the expiration of the term of the 1999 Agreement or "without cause" or (ii) termination by Mr. Chinni for "good reason", Mr. Chinni is entitled to a severance payment of his base salary and targeted bonus in effect at the time of termination for the remaining term of the 1999 Agreement or for two years, whichever is greater. The 1999 Agreement includes provisions restricting Mr. Chinni from competing, directly or indirectly, with the Company during employment and for two years after the termination of employment.

    On August 9, 1999, the Company entered into an employment agreement with Robert M. Menar pursuant to which the Company employed Mr. Menar as its Chief Operating Officer for a period of three years. If Mr. Menar's employment has not earlier terminated due to death, disability or by the Company for cause, at the end of the initial three year term, his employment will be extended for successive 1 year periods unless either party provides written notice at least 90 days prior to the end of the applicable term of such party's intention not to extend the employment agreement. Mr. Menar will receive an annual base salary of $350,000, less payroll deductions and other required withholdings, which will be increased by $25,000 on August 9, 2000. Thereafter, the Company will review annually Mr. Menar's salary and determine in its discretion any increase in such salary. Mr. Menar will be eligible to receive a bonus equal to 50% of his base salary each year during his employment in accordance with the Company's management bonus plan if certain performance targets are met by the Company and Mr. Menar. Mr. Menar will be entitled to participate in all incentive, saving and other retirement plans and programs of the Company and will receive standard benefits, including medical, hospital, surgical, disability, accidental death, travel and/ or life insurance coverage generally available to other senior executive officers of the Company. In addition, the Company granted Mr. Menar options to purchase 250,000 shares of Common Stock under the Company's 1999 Special Purpose Stock Option Plan. The exercise price per share of such options equaled the fair market value of one share of the Company's Common Stock on August 9, 1999. On each of the first and second anniversaries of the date of the employment agreement, Mr. Menar will be granted additional options to purchase 150,000 shares of the Company's Common Stock which shall have an exercise price per share of the fair market value of one share of the Company's Common Stock on the date of the grant of such subsequent options. The Company is entitled to terminate Mr. Menar's employment upon the expiration of the term of the employment agreement, death, disability, "for cause", an event of bankruptcy, reorganization or similar circumstances, or "without cause". Mr. Menar may terminate his employment with the Company for a reason other than a "good reason" upon 60 days' written notice and at any time for a "good reason". "Good reason" includes the occurrence of any of the following circumstances: (i) the assignment to Mr. Menar of any duties which are materially inconsistent with his position in the Company held on the Commencement Date or any other action that results in a material diminution in his position, duties or responsibilities,
(ii) the relocation of the Company's offices at which Mr. Menar is principally employed on the Commencement Date to a location outside the greater Los Angeles metropolitan area; (iii) the Company's material breach of the provisions of the employment agreement; (iv) the Company's reduction of Mr. Menar's base salary, except for across-the-board salary reductions; or (v) the removal of Mr. Menar from the position of Chief Operating Officer. In the event of a (i) termination by the Company due to an event of bankruptcy, reorganization or similar circumstances or "without cause" or (ii) termination by Mr. Menar for "good reason", Mr. Menar is entitled to a severance payment of his base salary and targeted bonus in effect at the time of termination for the remaining term of his employment agreement or for eighteen months, whichever is greater. The employment agreement includes provisions restricting Mr. Menar from competing, directly or indirectly, with the Company during employment and for two years after the termination of employment.

    On November 1, 1999, the Company entered into an employment agreement with Harry Brown pursuant to which the Company employed Mr. Brown as its Executive Vice President, Merchandising and Marketing for a period of two years.
Mr. Brown will receive an annual base salary of $300,000, less payroll deductions and other required withholdings. The Company will review annually
Mr. Brown's salary and determine in its discretion any increase in such salary. Mr. Brown will receive a bonus equal to $75,000 to be paid on May 1, 2000 and effective as of March 1, 2000, he will be eligible to participate in the Company's bonus plans. Mr. Brown will be entitled to participate in all incentive, saving and other retirement plans and programs of the Company and will receive standard benefits, including medical, hospital, surgical, disability, accidental death, travel and/or life insurance coverage generally available to other senior executive officers of the Company. In addition, the Company granted Mr. Brown options to purchase 200,000 shares of Common Stock under the Company's 1999 Special Purpose Stock Option Plan. The exercise price per share of such options equaled the fair market value of one share of the Company's Common Stock on November 1, 1999. On each of the first anniversary of the date of the employment agreement, Mr. Brown will be granted an additional option to purchase 100,000 shares of the Company's Common Stock which shall have an exercise price per share of the fair market value of one share of the Company's Common Stock on the date of the grant of such subsequent options. The Company is entitled to terminate Mr. Brown's employment upon the expiration of the term of the employment agreement, death, disability, "for cause", an event of bankruptcy, reorganization or similar circumstances, or "without cause".
Mr. Brown may terminate his employment with the Company for a reason other than a "good reason" upon 60 days' written notice and at any time for a "good reason". "Good reason" includes the occurrence of any of the following circumstances: (i) the assignment to Mr. Brown of any duties which are materially inconsistent with his position in the Company held on the Commencement Date or any other action that results in a material diminution in his position, duties or responsibilities, (ii) the relocation of the Company's offices at which Mr. Brown is principally employed on the Commencement Date to a location outside the greater Los Angeles metropolitan area; (iii) the Company's material breach of the provisions of the employment agreement; (iv) the Company's reduction of Mr. Brown's base salary, except for across-the-board salary reductions; or (v) the removal of Mr. Brown from the position of Executive Vice President, Merchandising and Marketing. In the event of a
(i) termination by the Company due to an event of bankruptcy, reorganization or similar circumstances or "without cause" or (ii) termination by Mr. Brown for "good reason", Mr. Brown is entitled to a severance payment of his base salary and targeted bonus in effect at the time of termination for a period of twelve months. The employment agreement includes provisions restricting Mr. Brown from competing, directly or indirectly, with the Company during employment and for two years after the termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee presently is comprised of Messrs. Weiss, Achabal and Geller, neither of whom is or has been an officer or employee of the Company or any of its subsidiaries. Mr. Weiss serves as the chair of the Compensation Committee. For a description of the background of each of these individuals, see "Proposal 1--Election of Directors to the Board of Directors."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                  * * * * * *

    The Compensation Committee's policy is to establish compensation levels for the Chief Executive Officer (the "CEO") and the other executive officers which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

    The Compensation Committee, with the assistance of the CEO, determines the compensation of the executive officers based on its evaluation of the Company's overall performance, primarily based on the Company's sales and earnings performance compared with the Company's operating plan, as well as various qualitative factors such as the Company's product and service quality, the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives. During the fiscal year ended February 26, 2000, the Compensation Committee was involved in the reviewing and negotiating of the employment agreements with Messrs. Chinni, Menar and Brown.

    Total compensation of each executive officer of the Company consists of four components: (i) base salary, (ii) annual incentive in the form of a cash bonus,
(iii) long-term incentive in the form of equity based stock options and
(iv) miscellaneous benefits and perquisites. Each component is discussed below.

    The principal component of the compensation of each executive officer is the executive's base salary. In setting base salaries, the Compensation Committee reviews the corporate and individual performance factors described above and the practices of other public specialty retailers in comparable lines of trade and public department store retailers. The comparison peer groups are not identical to the peer group included in the performance comparison graph under "Stock Performance Graph" below. The Compensation Committee attempts to set the Company's base executive compensation levels at levels that generally competitive in the industry. The base salary for Mr. Chinni, the Chairman of the Board of Directors, President and CEO, for the fiscal year ended February 26, 2000 was $538,750. Mr. Chinni's base salary was established in accordance with the terms of his employment agreement with the Company.

    Executive officers are eligible to receive annual incentives in the form of a combination of cash bonuses and stock options. For the fiscal year ended February 26, 2000, the cash bonuses were targeted at 15-50% of base salary and were based on the Company's financial performance against certain pre-defined goals. In order to be more comparable with its primary peer group and to put a greater proportion of its executive officers' total compensation at risk, the Compensation Committee has determined that annual cash bonuses will be based on achievement of pre-defined net income levels, as well as an executive's personal performance (although the Compensation Committee can approve exceptions for outstanding individual performances). For the fiscal year ended February 26, 2000, the pre-defined financial performance targets were not met. Accordingly, the Compensation Committee did not award incentive cash bonuses to executive officers for the fiscal year ended February 26, 2000. Mr. Chinni received a bonus of $195,000 in the current fiscal year ended February 26, 2000 for the previous fiscal year ended February 27, 1999.

    The other bonus component of the total compensation of each executive officer of the Company is long-term incentives in the form of equity-based stock options. These incentives are used to encourage the Company's management to maximize stockholder value and utilize vesting periods to assist the Company in retaining key employees. In general, the number of equity-based stock options granted by the Compensation Committee to each executive officer is based on an option grant multiplier applied to each executive's base salary and an estimate as to the fair market value of the underlying stock at the time of grant of such options. The options granted to the CEO for the fiscal year ended February 26, 2000 were 1,225,000.

    During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1.0 million in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance-based compensation" is excludable in applying the $1.0 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions.

                                          By the Compensation Committee
                                          Marco F. Weiss, Chairman
                                          Dale D. Achabal
                                          Marshall Geller

June 2, 2000

STOCK PERFORMANCE GRAPH

    THE STOCK PERFORMANCE GRAPH BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE 1934 ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    Set forth below is a line graph comparing the total cumulative return of the Company's Common Stock since the Company's initial public offering on October 12, 1994 to (a) a group of peer issuers with similar home retail businesses and
(b) the Nasdaq Stock Market--U.S. Index.

    The historical stock market performance of the Common Stock shown below is not necessarily indicative of future stock performance.

               COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN(1)
   AMONG STROUDS, INC., A PEER GROUP(2) AND THE NASDAQ STOCK MARKET--US INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       NASDAQ STOCK
            STROUDS, INC.  PEER GROUP  MARKET (U.S.)
02/25/1995        $100.00     $100.00        $100.00
03/02/1996         $60.00     $104.93        $137.97
03/01/1997         $51.67     $125.16        $166.85
02/28/1998         $26.25     $241.12        $228.06
02/27/1999         $25.83     $253.22        $297.00
02/26/2000         $36.67     $186.32        $589.60

                                                                      CUMULATIVE TOTAL RETURN
                                                  ---------------------------------------------------------------
                                                  2/25/95     3/2/96     3/1/97    2/28/98    2/27/99    2/26/00
                                                  --------   --------   --------   --------   --------   --------
STROUDS, INC....................................    100         60         52         26         26         37
PEER GROUP......................................    100        105        125        241        253        186
NASDAQ STOCK MARKET (U.S.)......................    100        138        167        228        297        590

--------------------------

(1) Assumes $100.00 was invested on February 25, 1995 in stock or index and assumes dividends are reinvested.

(2) The Peer Group companies consist of Barnes & Noble, Inc., Bed Bath & Beyond Inc., Bombay Company, Inc., Goodguys, Inc. Lechters, Inc., Linens 'n Things, Inc., Pier 1 Imports, Inc. and Williams-Sonoma, Inc.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

    The table below sets forth the beneficial ownership of the Company's Common Stock as of May 1, 2000 for (1) each of the Named Executive Officers (as defined under "Executive Compensation--Summary Compensation Table"), (2) each person who is, as of May 1, 2000, a director on the Board of Directors of the Company, including all nominees to the Board of Directors, and (3) all current directors and current executive officers as of May 1, 2000 as a group. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                          NUMBER OF SHARES
                                                                          OF COMMON STOCK     PERCENT OF
NAME OF BENEFICIAL OWNER                      POSITION                   BENEFICIALLY OWNED     CLASS
--------------------------   ------------------------------------------  ------------------   ----------
Charles R. Chinni.........   Chairman of the Board of Directors,              806,142(a)         10.4%
                               President, and Chief Executive Officer
Wilfred C. Stroud.........   Founder, Chairman Emeritus and Director          867,018(b)         12.1%

Robert M. Menar...........   Director, Chief Operating Officer and             18,850               *
                               Secretary
Harry Brown...............   Executive Vice President--General                     --               *
                               Merchandise Manager

Denise Marsicano..........   Senior Vice President--Stores                     35,826(e)            *
Gary Van Wagner...........   Vice President--Chief Financial Officer            4,000(c)            *

Douglas C. Felderman(d)...   Senior Vice President--Finance, Chief              2,500               *
                               Financial Officer and Secretary
Dale D. Achabal...........   Director                                          64,500(f)            *

Larry R. Bemis............   Director                                          19,950(f)            *
Marshall S. Geller........   Director                                         770,140(g)         10.8

Marco F. Weiss............   Director                                          28,000(h)            *
All directors and                                                           2,614,426(i)         33.2%
  executive officers as a
  group
  (10 persons)............

--------------------------

 * Less than 1%.

(a) Beneficial ownership includes 656,250 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(b) Beneficial ownership includes 37,380 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(c) Beneficial ownership includes 4,000 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(d) Mr. Felderman resigned as an officer of the Company, effective May 27, 1999.

(e) Beneficial ownership includes 35,666 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(f) Beneficial ownership includes 12,500 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(g) Beneficial ownership includes 5,000 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(h) Beneficial ownership includes 10,000 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

(i) Beneficial ownership includes 773,296 shares of Common Stock which may be acquired upon exercise of stock options exercisable within the next 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below sets forth certain information regarding the beneficial owners of more than 5% of the Company's Common Stock, other than the Company's directors and executive officers, as of May 1, 2000:

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED      CLASS
------------------------------------------------------------  ------------------   -----------
West Highland Capital, Inc. ("WHC") ........................      680,000(1)          9.5%
300 Drake's Landing Road, Suite 290
Greenbrace, CA 94904

J.R. Zone, as Trustee of the ...............................      539,779(2)          7.6%
J.R. Zone 1983 Trust Agreement
20700 Ventura Boulevard, #335
Woodland Hills, CA 91364

Dimensional Fund Advisors Inc. ("DFAI") ....................      600,900(3)          8.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

U.S. Bancorp ("Bancorp") ...................................      438,000(4)          6.1%
111 S.W. Fifth Avenue
Portland, OR 97204

Bedford Oak Partners, L.P. .................................      651,000(5)          9.1%
100 South Bedford Road
Mount Kisco, New York 10549

--------------------------

(1) Information based solely on the Schedule 13G dated February 14, 1995 filed by WHC with the Securities and Exchange Commission. Lang H. Gerhard and West Highland Partners, L.P. may be deemed to beneficially own certain of the shares beneficially owned by WHC because of commonality of voting and/or investment power.

(2) Information based solely on the Schedule 13G dated February 1, 1995 filed by J.R. Zone with the Securities and Exchange Commission.

(3) Information based solely on the Schedule 13G dated February 11, 2000 filed by DFAI with the Securities and Exchange Commission. DFAI has (i) sole voting power with respect to 600,900 shares of Common Stock and (ii) sole dispositive power with respect to 600,900 shares of Common Stock. Schedule 13G of DFAI states that all securities reported in the Schedule 13G are owned by DFAI's advisory clients, including commingled group trusts, none of which, to the knowledge of DFAI, owns more that 5% of the class.

(4) Information based solely on the Schedule 13G dated February 14, 1997 filed by Bancorp with the Securities and Exchange Commission. Qualivest Capital Management, Inc., a registered investment advisor and a wholly owned subsidiary of United States National Bank of Oregon, a wholly owned subsidiary of Bancorp, is deemed to have beneficial ownership of 235,300 shares, or 2.8% of the Common Stock. The remaining 202,700 shares or 2.3% of the Common Stock are deemed to be beneficially held by the Trust Group of Bancorp. Bancorp has (i) sole voting power with respect to 438,000 shares of Common Stock, (ii) sole dispositive power with respect to 199,500 shares of Common Stock and (iii) shared dispositive power with respect to 1,200 shares of Common Stock.

(5) Information based solely on Amendment No. 1 to the Schedule 13G dated February 11, 2000 filed with the Securities and Exchange Commission jointly by Bedford Oak Partners, L.P., a Delaware limited partnership ('BOP'), Bedford Oak Advisors, LLC, a Delaware limited liability company and the investment manager of BOP ('BOA'), and Harvey Eisen ('Eisen'), the managing member of BOA (collectively, the 'Reporting Persons'). The business address of each of the Reporting Persons is 100 South Bedford Road, Mount Kisco, New York 10549. Eisen is a United States citizen.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS RELATING TO CHF AND REFLECTIONS

    In 1979, Mr. Stroud, the Founder, Chairman Emeritus and a director of the Company, invested in Reflections Fine Bedding Attire, Inc. ("Reflections"), a manufacturer of bedding merchandise and accessories. Until 1993, Mr. Stroud had been a director of Reflections and had beneficially owned (along with his spouse) 45% of the stock of Reflections. In the fiscal year ended February 26, 2000, Reflections sold approximately $30,000 of merchandise to Strouds at prices Strouds believes to be competitive with other suppliers of similar products. The sales to Strouds during this period represented approximately 2.6% of Reflections' total sales.

    The stockholders of Reflections had an outstanding debt obligation to a bank lender in the amount of $675,000, the proceeds of which were loaned to Reflections. In 1993, Mr. Stroud and his spouse assumed this note. Pursuant to an understanding among the stockholders of Reflections, at such time as Mr. and Mrs. Stroud are required to make payments on the note, the other stockholders are required to reimburse them for their pro rata share (in accordance with their stock ownership) of the note (the "Reflections Reimbursement Obligation").

    On April 2, 1993, Reflections filed a voluntary Chapter 11 bankruptcy proceeding. On June 1, 1993, CHF Industries, Inc. ("CHF"), an entity unaffiliated with Reflections or Strouds, acquired substantially all of the assets and business of Reflections (the "Reflections Business"). As part of the acquisition, CHF required that Mr. Stroud enter into a Non-Competition and Consulting Agreement with CHF, dated June 1, 1993 (the "CHF Agreement"). The CHF Agreement provides generally that for a period of ten years from the date of the closing of the purchase of the Reflections Business by CHF, neither Mr. Stroud nor any affiliate of Mr. Stroud's will directly or indirectly compete with the Reflections Business nor solicit any employee or supplier of Reflections or CHF to alter or terminate their business relationship. The CHF Agreement further provides that Mr. Stroud will consult with and advise CHF on an as-needed basis with respect to the sale and marketing by CHF of merchandise to Reflections Business customers, including, but not limited to, Strouds. So long as Mr. Stroud is employed by the Company, the CHF Agreement would prevent the Company from competing with Reflections in the manufacture of bedding merchandise and accessories.

    As consideration for Mr. Stroud's entering into the CHF Agreement, CHF agreed to pay Mr. Stroud an amount based on a percentage of gross sales of the Reflections Business, up to a maximum total payment of $825,000. In the event that total gross sales of the Reflections Business to Strouds equals or exceeds $2.5 million (subject to Consumer Price Index ("CPI") adjustment) in any contract year ending May 31, then CHF is required to pay Mr. Stroud an amount equal to 4.58% of total gross sales of the Reflections Business to all customers, including Strouds. In the event that total gross sales of the Reflections Business to Strouds is less than the $2.5 million target (subject to CPI adjustment), then the payment would be reduced in the proportion by which sales to Strouds failed to meet the target payments to Mr. Stroud may not exceed $275,000 for any May 31 contract year.

    The CHF Agreement was disclosed to the Board of Directors of Strouds, and all of the directors (except for Mr. Stroud, who abstained) approved the terms of the CHF Agreement and the payments by CHF to Mr. Stroud.

    All purchases by Strouds from Reflections and CHF have represented independent decisions of the buying staff of Strouds based upon the quality and design of product, salability, pricing, and the ability of CHF to meet a satisfactory delivery schedule. The Company believes that all purchases from Reflections and CHF have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. The Board of Directors of the Company has adopted a policy of reviewing the Company's purchases from CHF to determine whether such purchases have been in appropriate amounts and on terms comparable to those that could have been obtained from other vendors. In fiscal year ended February 26, 2000, purchases by Strouds from Reflections and CHF equaled 0.02% of the Company's total cost of sales, including buying and occupancy.

    During the contract year ended May 31, 1999, total sales of the Reflections Business were $1.5 million, of which $0.2 million were sales to Strouds. Pursuant to the formula described above, Mr. Stroud received a payment of $5,000 from CHF with respect to that contract year. To the extent that Mr. Stroud receives payments under the CHF Agreement, the Reflections Reimbursement Obligation will be reduced. As of May 31, 1999, a total of $553,000 (out of a maximum of $825,000) had been paid to Mr. Stroud by CHF.

REGISTRATION RIGHTS

    In November 1995, the Board of Directors adopted a Rights Agreement pursuant to which it declared a dividend of one preferred stock purchase right (the "Rights") for each share of Common Stock outstanding at the close of business on November 30, 1995. Each Right will entitle the registered holder thereof, after the Rights become exercisable and until November 17, 2005 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share, at a price of $30.00 per one one-hundredth of a Preferred Share, subject to certain anti-dilution adjustments.

CONFLICT OF INTEREST POLICY

    In May 1995, the Board of Directors adopted a conflict of interest policy which generally provides that no employee, officer or director of the Company (individually and collectively, a "Company Person") should have any personal interest that is incompatible with the loyalty and responsibility owed to the Company. Pursuant to such policy, all Company Persons must discharge their responsibility solely on the basis of what is in the best interest of the Company and independent of personal considerations or relationships, and all Company Persons are expected to adhere to both the letter and spirit of the Company's conflict of interest policy.

OTHER RELATIONSHIP

    Mr. Bemis, a director on the Company's Board of Directors, is a partner in the law firm of Millar, Hodges & Bemis which has provided legal services to the Company since the Company's formation and continues to provide such services on an ongoing basis to the Company. Mr. Bemis's firm receives customary legal fees for such services. For the fiscal year ended February 26, 2000, the aggregate fees paid by the Company to the law firm of Millar, Hodges and Bemis was approximately $12,700.

                               OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Insiders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all
Section 16(a) reports filed by such persons.

    To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from the Insiders that no other reports were required, during the fiscal year ended February 26, 2000, all Insiders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS AT THE MEETING

    The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

COST OF SOLICITATION

    The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit and tabulate proxies. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, telephone (212) 269-5550, to assist in the solicitation of proxies with respect to the shares of Common Stock held of record by brokers, nominees and institutions. The estimated cost of the services of D.F. King & Co., Inc. is $4,000, plus expenses.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any stockholder who meets the requirements of the proxy rules under the 1934 Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 2001 Annual Meeting. Any such proposal must comply with the requirements of Rule 14a-8 under the 1934 Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748, and must be received no later than February 1, 2001. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

    In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, the stockholder's notice, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the secretary of the Company shall set forth: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

    The Company's Annual Report to Stockholders, including the Company's audited financial statements, for the fiscal year ended February 26, 2000 is being mailed to all stockholders of record. The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, copies of the Company's Annual Report on Form 10-K for the fiscal year ended February 26, 2000 filed with the Securities and Exchange Commission. Requests for such copies should be addressed to:
Strouds, Inc., 780 South Nogales Street, City of Industry, California 91748,
Attn: Secretary, telephone (626) 912-2866.

    ALL STOCKHOLDERS ARE URGED TO IMMEDIATELY COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Charles R. Chinni
                                          CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

City of Industry, California
June 2, 2000

P R O X Y

                                 STROUDS, INC.
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 12, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Charles R. Chinni or Robert M. Menar, and each of them, his or her attorneys and agents, with full power of substitution to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Strouds, Inc., to be held at Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, at 10:00 a.m., local time on Wednesday, July 12, 2000 or at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below (and as more particularly set forth in the Notice of Annual Meeting enclosed herewith) and in accordance with their discretion on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

   PLEASE MARK YOUR CHOICE LIKE THIS / / IN DARK INK AND SIGN AND DATE ON THE
                                  REVERSE SIDE

(1) ELECTION OF SEVEN DIRECTORS / / VOTE for ALL (EXCEPT AS MARKED TO THE CONTRARY BELOW) / / WITHHELD for ALL

   Charles R. Chinni  Wilfred C. Stroud  Larry R. Bemis  Dale D. Achabal  Marco
                 F. Weiss  Marshall S. Geller  Robert M. Menar

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

(2) RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                   / / FOR      / / AGAINST      / / ABSTAIN

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 2, 2000.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

                                             Dated: ______________________, 2000

                                             ___________________________________
                                                       (Signature)

                                             ___________________________________
                                                Signature if held jointly

                                             Please sign exactly as your name
                                             appears. Joint owners should each
                                             sign. Trustees and others acting in
                                             a representative capacity should
                                             indicate the capacity in which they
                                             sign.